                                                                    EXHIBIT 3.02

                                   BY-LAWS OF

                             GREY GLOBAL GROUP INC.
                            (A DELAWARE CORPORATION)

                                   ARTICLE I

                            MEETING OF STOCKHOLDERS

     SECTION 1. Annual Meeting. The annual meeting of the stockholders of GREY GLOBAL GROUP INC. (hereinafter called the "Corporation") for the election of directors and for the transaction of such other business as may come before the meeting shall be held on such date and at such time as shall be designated by the Board.

     SECTION 2. Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board, the Chairman of the Board or the President.

     SECTION 3. Notice of Meetings. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given personally or by mail in a postage prepaid envelope to each stockholder of record entitled to vote at such meeting, not less than ten nor more than fifty days before the date of such meeting. If mailed, it shall be deposited in the mails within the above mentioned period and directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board, after the adjournment of any meeting, shall fix after the adjournment a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

     SECTION 4. Place of Meetings. Meetings of the stockholders may be held at such place, within or without the State of Delaware, as the Board or the officer calling the same shall specify in the notice of such meeting, or as shall be specified in a duly executed waiver of notice thereof.

     SECTION 5. Quorum. At all meetings of the stockholders the holders of a majority of the votes of the shares of stock of the Corporation issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business, except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy, or except as otherwise provided by statute or in the Certificate of Incorporation. In the absence of a quorum, the holders of a majority of the votes of the shares of stock present in person or by proxy and entitled to vote, or, if no stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 6. Organization. At each meeting of the stockholders the Chairman of the Board, or in his absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, any person chosen by a majority of those stockholders entitled to vote who are present, in person or by proxy, shall act as chairman of the meeting. The Secretary, or, in his absence or inability to act, an

Assistant Secretary or any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 7. Order of Business. The order of business at all meetings of the stockholders shall be a determined by the chairman of the meeting.

     SECTION 8. Voting. Except as otherwise provided by statute, the Certificate of Incorporation, or any certificate duly filed in the State of Delaware pursuant to Section 151 of the Delaware General Corporation Law, each holder of record of shares of stock of the Corporation having voting power shall be entitled to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation on the date fixed by the Board as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons (not unreasonable in number, as shall be determined by the chairman of such meeting) to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the data thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is given and is permitted by law. Except as otherwise provided by statute, these By-Laws, or the Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes, or when stockholders are required to vote by class, by a majority of the votes of the appropriate class, cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

     SECTION 9. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 10. Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at a meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors may, but need not, be stockholders.

     SECTION 11. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the

Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     SECTION 2. Number, Qualifications, Election and Term of Office. The number of directors of the Corporation shall be five, but, by vote of a majority of the entire Board or amendment of these By-Laws and subject to the provisions of Section 11 of this Article II, the number thereof may be increased or decreased to a greater or lesser number, although not greater than fifteen nor fewer than three. All of the directors shall be of full age. Directors need not be stockholders. Except as otherwise provided by statute or these By-Laws, the directors shall be elected at the annual meeting of the stockholders for the election of directors, or a special meeting of the stockholders called for the purpose of election of directors. The Board shall be divided into three classes to consist of two directors in each of the first and second classes and one director in the third class. The number of directors in each class shall be determined by the Board and the entire Board, as nearly as practicable, shall be equally divided among the three classes. The term of office of the directors of the first class will expire at the annual meeting of stockholders to be held in 1976; the term of office of the directors of the second class shall expire at the annual meeting of stockholders to be held in 1977; and the term of office of the directors of the third class shall expire at the annual meeting of stockholders to be held in 1978. At each annual election of directors directors shall be chosen for a full three-year term to succeed those directors whose terms expire in the year of such election.

     SECTION 3. Place of Meetings. Meetings of the Board may be held at such place, within or without the State of Delaware, as the Board may from time to time determine or as shall be specified in the notice or waiver of notice of such meeting.

     SECTION 4. First Meeting. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of Delaware) which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article II.

     SECTION 5. Regular Meetings. Regular meetings of the Board shall be held at such time and place as the Board may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these By-Laws.

     SECTION 6. Special Meetings. Special meetings of the Board may be called by two or more directors of the Corporation or by the Chairman of the Board or the President.

     SECTION 7. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place (within or without the State of Delaware) of the meeting. Notice of each such meeting shall be delivered to each director either personally or by telephone, telegraph, cable or wireless, at least twenty-four hours before the time at which such meeting is to be held or by first-class mail, postage prepaid, addressed to him at his residence, or usual place of business, deposited in the mails at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purpose of such meeting.

     SECTION 8. Quorum and Manner of Acting. A majority of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Certificate of Incorporation, the act of a majority of the directors present at any meeting shall be the act of the Board. In the event that a quorum is present at any meeting of the Board and the number of directors voting in favor of any matter equals the number voting against such matter, the Chairman of the Board, in such circumstance, shall be entitled to cast an additional vote thereon and the majority vote of the directors present, including the additional vote of the Chairman of the Board, shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat, or if no director be present, the Secretary may adjourn such meeting to another time and place, or such meeting, unless it be the first meeting of the Board, need not be held. Notice of such adjourned meeting need not be given if the time and place to which the meeting is to be adjourned were announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article III of these By-Laws, the directors shall act only as a Board and the individual directors shall have no power as such.

     SECTION 9. Organization. At each meeting of the Board, the Chairman of the Board (or, in his absence or inability to act, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take affect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 11. Vacancies. Vacancies may be filled by a majority of the directors then in office, though less then a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filing any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any holder or holders of at least ten percent of the votes of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Except as otherwise provided in these By-Laws, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have full power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section for the filling of other vacancies.

     SECTION 12. Removal of Directors. Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the votes of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for that purpose; and the vacancy in the Board caused by any such removal may be filled by such stockholders at such meeting; or, if the stockholders shall fail to fill such vacancy, as provided in these By-Laws.

     SECTION 13. Compensation. The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 14. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     SECTION 15. Action by Conference Telephone. Members of the Board or any committee may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting may hear each other, and such participation shall constitute presence in person at such meeting.

                                  ARTICLE III

                         EXECUTIVE AND OTHER COMMITTEES

     SECTION 1. Executive and Other Committees. The Board may, by resolution passed by a majority of the whole Board, designate an Executive Committee and one or more other committees, each committee to consist of two or more of the directors of the Corporation. Except as may be otherwise provided in the resolution designating any committee, at all meetings of any committee the presence of members (or alternate members, if any) consisting of a majority of the total authorized membership of such committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of the majority of the members (or such alternates) present at any meeting at which a quorum is present, but in no event less than two, shall be the act of the committee. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent provided in the resolution creating the same, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no committee shall have power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the dissolution of the Corporation or a revocation of a dissolution, or amend these By-Laws. The Executive Committee, if any, shall have the power and authority to declare a dividend or authorize the issuance of stock of the Corporation. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board when required. All such proceedings shall be subject to revision or alteration by the Board; provided however that third parties shall not be prejudiced by such revision or alteration.

     SECTION 2. General. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Article II, Section 7. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or exercise any authority of the Board.

                                   ARTICLE IV

                              OFFICERS AND AGENTS

     SECTION 1. Number and Qualifications. The officers of the Corporation shall include the Chairman of the Board, the President, one or more Vice Chairmen, one or more Executive Vice Presidents, the Treasurer, Controller, and the Secretary. Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board, each to hold office until the meeting of the Board following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Chairman of the Board or the President may appoint such other agents (including one or more Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers) as may be necessary or desirable for the business of the Corporation. Such other agents shall have such duties and shall hold their offices for such terms as may be prescribed by the appointing authority.

     SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3. Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board or, except in the case of an officer or agent elected or appointed by the Board, by the Chairman of the Board or the President. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     SECTION 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

     SECTION 5. The Chairman of the Board. The Chairman of the Board shall be the chief administrative officer of the Corporation and shall have general and active supervision and direction over the business and affairs of the Corporation and over its several officers, agents and employees, subject however, to the discretion of the President and the control of the Board. He shall, if present, preside at each meeting of the Board and, in the absence or inability to act of the President, of the stockholders. At the request of the President, or in case of his absence or inability to act, the Chairman of the Board shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon, the President. The Chairman of the Board shall see that all orders and directions of the stockholders, the Board, and the President are carried into effect. He may sign, execute and deliver, in the name of the Corporation, all certificates, deeds, mortgages, bonds, contracts and other instruments authorized by the Board, except as otherwise provided by statute. He may affix the seal of the Corporation to any instrument that shall require it. In general, he shall perform all duties incident to the office of the Chairman of the Board and position of chief administrative officer and such other duties as from time to time may be assigned to him by the Board, the President or these By-Laws.

     SECTION 6. The President. The President shall be the chief executive officer of the Corporation and shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. He shall, if present, preside at each meeting of the stockholders and, in the absence or inability to act of the Chairman of the Board, of the Board, and shall be an ex officio member of all committees of the Board except the Compensation and Audit Committees, if such committees are established and/or maintained by the Board. He shall perform all duties incident to the office of President and position of chief executive officer and such other duties as may from time to time be assigned to him by the Board or these By-Laws. He may sign, execute and deliver, in the name of the Corporation, all certificates, deeds, mortgages, bonds, contracts and other instruments authorized by the Board, except as otherwise provided by statute. He may affix the seal of the Corporation to any instrument that shall require it.

     SECTION 7. Vice Chairmen and Executive Vice Presidents. At the request of the Chairman of the Board, or in case of the Chairman of the Board's absence or inability to act, at the request of the President, or in the case of the President's absence or inability to act, when designated by the Board, a Vice Chairman or an Executive Vice President shall perform the duties of the Chairman of the Board, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board. A Vice Chairman or an Executive Vice President may sign, execute and deliver, in the name of the Corporation, certificates, deeds, mortgages, bonds, contracts and other instruments authorized by the Board, except as otherwise required by statute. A Vice Chairman or an Executive Vice President may affix the seal of the Corporation to any instrument that shall require it. In general, a Vice Chairman or an Executive Vice President shall perform all duties incident to the respective offices of the Vice Chairman or Executive Vice President and such other duties as from time to time may be assigned to him by the Board, the President, the Chairman of the Board or these By-Laws. In the absence or inability of the Chairman of the Board and the President to preside at the Board of Directors, a Vice Chairman or an Executive Vice President shall be designated by the Board to preside at meetings of the Board.

     SECTION 8. The Treasurer. The Treasurer shall: (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation; (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; (c) cause all moneys and other valuables to be deposited to the credit of the Corporation in such depositories as may be designated by the Board; (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; (e) disburse the funds of the Corporation and supervise the investment of its funds as authorized by the Board, taking proper vouchers therefor; and (f) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, the President or the Chairman of the Board.

     SECTION 9. The Controller. The Controller shall: (a) report to the Treasurer; (b) have control of all the books of account of the Corporation; (c) keep a true and accurate record of all property owned by it, of its debts and of its revenues and expenses; (d) keep all accounting records of the Corporation (other than the accounts of receipts and disbursements and those relating to the deposits of money and other valuables of the Corporation which shall be kept by the Treasurer); and (e) in general, perform all duties incident to the office of Controller and such other duties as from time to time may be assigned to him by the Board, the President, the Chairman of the Board or the Treasurer.

     SECTION 10. The Secretary. The Secretary shall: (a) keep or cause to be kept, in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; (c) be custodian of the records and the seal of the Corporation; affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided); and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and
(e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the President or the Chairman of the Board.

     SECTION 11. Officers' Bonds or Other Security. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties in such amount and with such surety or sureties as the Board may require.

     SECTION 12. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the Chairman of the Board or the President the power to fix the compensation of officers and agents appointed by the Chairman of the Board or the President, as the case may be. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him.

                                   ARTICLE V

                                INDEMNIFICATION

     The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, indemnify members of the Board and may, if authorized by the Board, indemnify its officers and any and all person whom it shall have power to indemnify, against any and all expenses, liabilities or other matters.

                                   ARTICLE VI

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     SECTION 1. Execution of Contracts. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by the Chairman of the Board, the President, a Vice Chairman, or an Executive Vice President or such officer or officers (including any assistant officer) or agent of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these By-Laws, an officer or agent or employee, other than the Chairman of the Board, the President, a Vice Chairman or an Executive Vice President shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

     SECTION 2. Loans. Unless the Board shall otherwise determine, either (a) the Chairman of the Board, the President, singly, or (b) any two Vice Chairmen or Executive Vice Presidents, jointly, or (c) any Vice Chairman or Executive Vice President, together with the Treasurer, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation, except when authorized by the Board.

     SECTION 3. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.

     SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such other manner as the Board may determine by resolution.

     SECTION 5. General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

     SECTION 6. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board at Directors, any officer of the Corporation may, from time to time, in the name and on behalf of the Corporation (a) cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises and (b) appoint an attorney or attorneys or agent or agents of the Corporation, to take any of such actions and instruct the person or persons so appointed as to the manner of casting such votes or giving such consent.

                                  ARTICLE VII

                                  SHARES, ETC.

     SECTION 1. Stock Certificates. Each holder of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned by him. The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice Chairman or an Executive Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed). Any signature of such certificates may be facsimile, engraved or printed. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed upon such certificates no longer holds such office, the shares represented thereby may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

     SECTION 2. Books of Account and Record of Stockholders. The books and records of the Corporation may be kept at such places, within or without the State of Delaware, as the Board may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board.

     SECTION 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

     SECTION 4. Regulations. The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

     SECTION 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed, or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificates, or the issue of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

     SECTION 6. Stockholder's Right of Inspection. Any stockholder of record of the Corporation, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where any attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

     SECTION 7. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                  ARTICLE VIII

                                    OFFICES

     SECTION 1. Registered Office and Registered Agent. The registered office of the Corporation in the State at Delaware shall be at 1209 Orange Street, in the City of Wilmington, in the County of New Castle. The name of the resident agent at such address shall be The Corporation Trust Company.

     SECTION 2. Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board shall from time to time determine or the business of the Corporation may require.

                                   ARTICLE IX

                                  FISCAL YEAR

     The fiscal year of the Corporation shall be determined by the Board.

                                   ARTICLE X

                                      SEAL

     The Board shall provide a corporate seal, which shall be in the form of the name of the Corporation, the year of its incorporation, and the words "Corporate Seal, Delaware".

                                   ARTICLE XI

                                   AMENDMENTS

     Subject to the provisions of the Certificate of Incorporation, these By-Laws may be amended or repealed, or new By-Laws may be adopted, at any annual or special meeting of the stockholders, by a majority of the total votes of the stockholders or when stockholders are required to vote by class by a majority of the appropriate class, present in person or by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of these By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting. These By-Laws may also be amended or repealed, or new By-Laws may be adopted, by the Board at any meeting thereof provided that By-Laws adopted by the Board may be amended or repealed by the stockholders as hereinabove provided.